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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 dated November 25, 1997) and related Prospectus of Atria Communities, Inc. for the registration 2,500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 1997 except for Note 11 as to which the date is March 3, 1997, with respect to the financial statements of Atria Communities, Inc. included in its Annual Report (Form 10-K) for the year-ended December 31, 1996, filed with the Securities and Exchange Commission.

                               /s/  Ernst & Young LLP


Louisville, Kentucky
November 21, 1997